Exhibit 1.1
2,0888,451 Common Stock
ELECTRO-OPTICAL SCIENCES, INC.
PLACEMENT AGENCY AGREEMENT
July 31, 2008
Needham & Company, LLC
445 Park Avenue
New York, NY 10022
Ladies and Gentlemen:
1. Introductory. Electro-Optical Sciences, Inc., a Delaware corporation (the “Company”), proposes, pursuant to the terms of this Placement Agency Agreement (this “Agreement”) and the Subscription Agreements in the form of Exhibit A attached hereto (the “Subscription Agreements”) entered into with the purchasers identified therein (each a “Purchaser” and collectively, the “Purchasers”), to sell to the Purchasers an aggregate of 2,088,451 shares (each, a “Share,” collectively, the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”) of the Company. The Company hereby confirms its agreement with Needham & Company, LLC (“Needham”) to act as sole placement agent (the “Placement Agent”) in accordance with the terms and conditions hereof as set forth below.
2. Agreement to Act as Placement Agent; Placement of Shares. On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement:
     (a) The Company engages the Placement Agent to act as its exclusive agent, on a best efforts basis, in connection with the issuance and sale by the Company of the Shares (the “Offering”). Until the Closing Date (defined below) or the termination of this agreement in accordance with Section 13, the Company shall not, without the prior consent of the Placement Agent, solicit or accept offers to purchase Shares (other than pursuant to the exercise of options or warrants to purchase shares of Common Stock that are outstanding as of the date hereof) otherwise than through the Placement Agent.
     (b) Under no circumstances will the Placement Agent be obligated to purchase any Shares for its own account and, in soliciting purchases of Shares, the Placement Agent shall act solely as the Company’s agent and not as principal. Notwithstanding the foregoing and except as otherwise provided in Section 2(c), it is understood and agreed that the Placement Agent (or its affiliates) may, solely at its discretion and without any obligation to do so, purchase Shares as principal to the extent any such purchase of Shares is properly disclosed in the General Disclosure Package (defined in Section 4(e), below) in the manner required by the Securities Laws and provided that such purchase of Shares is made in compliance with applicable Securities Laws.
     (c) Subject to the provisions of this Section 2, offers for the purchase of Shares may be solicited by the Placement Agent as agent for the Company at such times and in such amounts as the Placement Agent deems advisable. The Placement Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Shares received by it as agent of the Company. The Company shall have the sole right to accept offers to purchase the Shares and may reject any such offer, in whole or in part. The Placement Agent shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Shares received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.
     (d) The purchases of the Shares by the Purchasers shall be evidenced by the execution of Subscription Agreements by each of the parties thereto.
     (e) As compensation for services rendered, on the Closing Date, the Company shall pay to the Placement Agent by wire transfer of immediately available funds to an account or accounts designated by the Placement Agent an aggregate fee, based on the gross proceeds received by the Company from the sale of the Shares on such Closing Date, equal to the percentage of such gross proceeds raised or the specified dollar amount, as the case may be, determined in accordance with the table below:

Gross Proceeds	Fee

Less than $6,000,000	6.0% of gross proceeds

$6,000,000 to $10,000,000	Greater of $475,000 or 6.0% of gross proceeds

Greater than $10,000,000	$600,000 plus 6.5% of the portion of gross proceeds in excess of $10,000,000
     (f) At the Closing Date, the Company shall wire to an account or accounts designated by the Placement Agent (i) such amounts determined in accordance with (e), above, and (ii) the Placement Agent Expenses (defined below).
     (g) No Shares which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Shares shall have been delivered to the Purchaser thereof against payment by such Purchaser. If the Company shall default in its obligations to deliver Shares to a Purchaser whose offer it has accepted, the Company shall indemnify and hold the Placement Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company.
3. Delivery and Payment. At 10:00 a.m., New York City time, on of before August 5, 2008, or at such other time on such other date as may be agreed upon by the Company and the Placement Agent (such date of delivery and payment is hereinafter referred to as the “Closing Date”), at the office of Choate, Hall & Stewart LLP, Two International Place, Boston, MA 02110 (or at such other place as agreed upon by the Placement Agent and the Company), the Placement Agent shall instruct the Purchasers to wire an amount equal to the price per share as shown on the cover page of the Prospectus (as defined below) for each and all of the Shares being purchased by such Purchaser to an account designated by the Company and the Company shall deliver the Shares to the Purchasers, which delivery shall be made through the facilities of The Depository Trust Company in accordance with the Subscription Agreements. The Shares shall be registered in such name or names and shall be in such denominations in accordance with the instructions delivered pursuant to each Subscription Agreement to the Company at least one business day before the Closing Date. The cost of original issue tax stamps and other transfer taxes, if any, in connection with the issuance and delivery of the Shares by the Company to the respective Purchasers shall be borne by the Company. All actions taken at the closing shall be deemed to have occurred simultaneously.
4. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Placement Agent that:
     (a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company meets the requirements for the use of Form S-3 and a registration statement (Registration No. 333-151935) on Form S-3 relating to the Shares, including a base prospectus relating to the Shares (the “Base Prospectus”) and such amendments thereto as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, has been filed with the Commission, and has been declared effective by the Commission, and the Offering of the Shares complies with Rule 415 under the Act. A final prospectus supplement to the Base Prospectus relating to the Shares and the Offering thereof will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations (such final prospectus supplement, as so filed, the “Prospectus Supplement”). Such registration statement at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents otherwise deemed to be a part thereof or included therein by the Rules and Regulations (including 430B thereof), and any registration statement relating to the Offering contemplated by this Agreement and filed pursuant to Rule 462(b) of the Rules and Regulations, is herein called the “Registration Statement.” The term “preliminary prospectus” means any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares and the Offering thereof as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (“Rule 424(b)”). The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement, except that if such Base Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424(b), the term “Prospectus” shall mean the Base Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the Registration Statement, the Base Prospectus, a preliminary prospectus, the Prospectus Supplement, or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, a preliminary prospectus, the Prospectus Supplement, or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the time the Registration Statement initially became effective (the “Effective Date”).
For purposes of this Agreement:
“Applicable Time” means 5:30 p.m. (Eastern time) on the date of this Agreement.
“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Exhibit B-1 to this Agreement.
“Issuer Free Writing Prospectus” means a free writing prospectus prepared by or on behalf of the issuer or used or referred to by the issuer, pursuant to Rule 433 of the Act.
“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange, the NASDAQ Global Market and the American Stock Exchange.
Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.
     (b) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) on the Effective Date relating to the Shares and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Base Prospectus, any preliminary prospectus, Pricing Prospectus (as defined below) and the Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Placement Agent, if any, specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
     (c) Documents Incorporated by Reference. The documents that are incorporated by reference in the Base Prospectus, any preliminary prospectus, the Pricing Prospectus (as defined below) and the Prospectus or from which information is so incorporated by reference, when they became or become effective or were or are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable. No such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement.
     (d) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another Offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the Offering of the Shares, all as described in Rule 405.

     (e) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Pricing Prospectus (as defined below) and any other documents listed or disclosures stated in Exhibit B-2 to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, if any, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein, it being understood and agreed that the only such information furnished by the Placement Agent consists of the information described as such in Section 8(b) hereof. “Pricing Prospectus” means the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Pricing Prospectus only if the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) is prior to the Applicable Time.
     (f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the offer and sale of the Shares or until any earlier date that the Company notified or notifies the Placement Agent as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Placement Agent and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein, it being understood and agreed that the only such information furnished by the Placement Agent consists of the information described as such in Section 8(b) hereof.
     (g) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not materially and adversely affect the Company or its businesses, properties, business prospects, conditions (financial or other) or results of operations (such effect is referred to herein as a “Material Adverse Effect”).
     (h) Subsidiaries. The Company has no subsidiary that is a “significant subsidiary” of the Company within the meaning of Rule 1.01 of Regulation S-X of the Rules and Regulations.
     (i) Capital Stock. The Shares to be issued and sold by the Company to the Purchasers hereunder and under the Subscription Agreements and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Shares have been delivered and paid for in accordance with this Agreement and the Subscription Agreements on the Closing Date, such Shares will have been validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such shares contained in the Prospectus; the stockholders of the Company have no statutory or contractual preemptive rights with respect to its Common Stock; none of the outstanding shares of capital stock of the Company are or will have been issued in violation of any statutory or contractual preemptive rights of any security holder; and the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and the Prospectus.
     (j) No Finder’s Fee. There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Placement Agent for a brokerage commission, finder’s fee or other like payment.
     (k) Financial Statements. The financial statements and schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the financial condition of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved. No other financial statements or schedules of the Company are required by the Act, the Exchange Act, or the Rules and Regulations to be included in the Registration Statement, the General Disclosure Package or the Prospectus. Eisner, LLP (“Accountants”), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and Rule 3600T of the Public Company Accounting Oversight Board. The summary and selected financial data included in the Registration Statement present fairly in all material respects the information shown therein and have been compiled on a basis consistent with the audited financial statements presented in the Registration Statement.
     (l) Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Registration Statement and the General Disclosure Package and prior to or on the Closing Date, except as set forth in or contemplated by the Registration Statement and the General Disclosure Package and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company (other than in connection with the exercise of outstanding warrants or the grant or exercise of options to purchase the Common Stock granted pursuant to the Company’s stock option plans from the shares reserved therefor, or the issuance of shares under the Company’s existing employee stock purchase plan as described in the Registration Statement), or any Material Adverse Effect arising for any reason whatsoever, (ii) the Company has not incurred and will not incur, except in the ordinary course of business as described in the General Disclosure Package and the Prospectus, any material liabilities or obligations, direct or contingent, the Company has not entered into and will not enter into, except in the ordinary course of business as described in the General Disclosure Package, any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.
     (m) Not An Investment Company. The Company is not, will not become as a result of the transactions contemplated hereby, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.
     (n) Litigation. Except as set forth in the General Disclosure Package and Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or against any of its officers in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect.
     (o) Absence of Existing Defaults and Conflicts. The Company is not (i) in violation of any provision of its certificate of incorporation or bylaws, (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) in violation in any respect of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except, with respect to clauses (ii) and (iii), any violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
     (p) Absence of Further Requirements. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein and in the Subscription Agreements, including the offering and sale of the Shares, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the bylaws and rules of the FINRA in connection with the Offering of the Shares.
     (q) Authorization; Absence of Defaults and Conflicts Resulting from Transaction. The Company has full corporate power and authority to enter into this Agreement and each of the Subscription Agreements. Each of this Agreement and the Subscription Agreements has been duly authorized, executed and delivered by the Company. This Agreement and the Subscription Agreements are valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity. The performance of each of this Agreement and each Subscription Agreement and the consummation of the transactions contemplated hereby and thereby, will not (i) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (A) the certificate of incorporation or bylaws of the Company, or (B) any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected, except, in the case of clause (i)(B), any lien, breach, violation, conflict, default or acceleration that, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (ii) violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company.
     (r) Title to Property. The Company has good and marketable title to all properties and assets described in the General Disclosure Package and the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not material to the business of the Company. The Company has valid, subsisting and enforceable leases for the properties described in the General Disclosure Package and the Prospectus as leased by it. The Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted, except where the failure to so own or lease would not reasonably be expected to have a Material Adverse Effect.
     (s) Off Balance Sheet Interests and Contracts. There is no document, contract, permit or instrument, affiliate transaction or off-balance sheet transaction (including, without limitation, any “variable interests” in “variable interest entities,” as such terms are defined in Financial Accounting Standards Board Interpretation No. 46) of a character required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such contracts that would be required to be described or filed as set forth in the immediately preceding sentence to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against and by the Company in accordance with the terms thereof, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.
     (t) Accuracy of Statements. No statement, representation, warranty or covenant made by the Company in this Agreement or any Subscription Agreement or made in any certificate or document required by Section 7 of this Agreement to be delivered to the Placement Agent was or will be, when made, inaccurate, untrue or incorrect in any material respect.
     (u) Offering Material; Stabilization. The Company has not distributed, and will not distribute prior to the Closing Date, any offering material in connection with the offering and sale of the Shares other than any preliminary prospectuses, any Permitted Free Writing Prospectus (as defined in Section 6 below), the Pricing Prospectus, the Registration Statement and other materials, if any, permitted by the Act. Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (v) Registration Rights. No holder of securities of the Company has rights to the registration of any securities of the Company in connection with the Offering, which rights have not been waived by the holder thereof as of the date hereof.
     (w) Listing. The Common Stock is registered under Section 12(g) of the Exchange Act and is traded on the Nasdaq Capital Market. The Company is in material compliance with all applicable corporate governance requirements set forth in the Nasdaq Market Place Rules that are currently in effect.
     (x) Possession of Intellectual Property. Except as specifically disclosed in the General Disclosure Package and the Prospectus, (i) the Company owns or has adequate rights to use all trademarks, trade names, domain names, patents, patent rights, copyrights, technology, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), service marks, trade dress rights, and other intellectual property (collectively, “Intellectual Property”) and has such other licenses, approvals and governmental authorizations, in each case sufficient to conduct its business as now conducted and as now proposed to be conducted, and to the Company’s knowledge, none of the foregoing Intellectual Property rights owned or licensed by the Company is invalid or unenforceable, (ii) the Company has no knowledge of any infringement by it of Intellectual Property rights of others, where such infringement would reasonably be expected to have a Material Adverse Effect, (iii) the Company is not aware of any infringement, misappropriation or violation by others of, or conflict by others with rights of the Company with respect to, any Intellectual Property that would reasonably be expected to have a Material Adverse Effect, (iv) there is no claim being made against the Company or, to the knowledge of the Company, any employee of the Company, regarding Intellectual Property or other infringement that would reasonably be expected to have a Material Adverse Effect, and (v) the Company has not received any notice of infringement with respect to any patent or any notice challenging the validity, scope or enforceability of any Intellectual Property owned by or licensed to the Company, in each case the loss of which patent or Intellectual Property (or loss of rights thereto) would have a Material Adverse Effect.
     (y) Taxes. The Company has filed all federal, state, local and foreign income tax returns that have been required to be filed and has paid all taxes and assessments received by it to the extent that such taxes or assessments have become due. The Company has no tax deficiency that has been or, to the knowledge of the Company, might reasonably be asserted or threatened against it that would reasonably be expected to have a Material Adverse Effect.
     (z) Permits and Licenses. Except as set forth in the General Disclosure Package and Prospectus, the Company owns or possesses all authorizations, approvals, orders, licenses, registrations, other certificates and permits of and from all governmental regulatory officials and bodies, necessary to conduct its businesses as contemplated in the General Disclosure Package and the Prospectus, except where the failure to own or possess all such authorizations, approvals, orders, licenses, registrations, other certificates and permits would not reasonably be expected to have a Material Adverse Effect. There is no proceeding pending or, to the Company’s knowledge, threatened (or any basis therefor known to the Company) that may cause any such authorization, approval, order, license, registration, certificate or permit to be revoked, withdrawn, cancelled, suspended or not renewed; and the Company is conducting its business in compliance with all laws, rules and regulations applicable thereto, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect.
     (aa) FCPA Compliance. The Company has not and, to the Company’s knowledge, none of its employees or agents at any time during the last five years have (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.
     (bb) Internal Controls and Compliance With Sarbanes-Oxley Act. The books, records and accounts of the Company accurately and fairly reflect in all material respects, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company. The principal executive officer and principal financial officer of the Company have made all certifications required by Sections 302 and 906 of Sarbanes-Oxley and the rules and regulations promulgated in connection therewith with respect to all reports, schedules, forms, statements and other documents required to be filed by it with the Commission, and the statements contained in any such certification are complete and correct. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in Sarbanes-Oxley. The Company maintains (x) systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (y) disclosure controls and procedures (as defined in Rule 13a-14(c) under the Exchange Act); such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.
     (cc) ERISA Compliance. The Company has fulfilled in all material respects its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “prohibited transaction” (as defined in Section 406 of ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time) has occurred with respect to any employee benefit plan which would reasonably be expected to result in a Material Adverse Effect.
     (dd) Labor Issues. No labor problem or dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

     (ee) Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.
     (ff) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (gg) Environmental Laws. The Company (i) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business; and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of subsections (i), (ii) and (iii) of this subsection (gg) as would not, individually or in the aggregate, have a Material Adverse Effect.
     (hh) Regulatory Authorizations. Except as set forth in the General Disclosure Package and Prospectus, the Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as described in the General Disclosure Package and the Prospectus, including without limitation all such certificates, authorizations and permits required by the United States Food and Drug Administration (the “FDA”) or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, except where the failure to possess such certificates, authorizations and permits would not, individually or in the aggregate, have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would individually or in the aggregate have a Material Adverse Effect.
     (ii) Conduct of Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company that are described in the General Disclosure Package and the Prospectus were and, if still pending, are being conducted in compliance with all applicable current good laboratory practices and good clinical practices in all material respects. The descriptions of the studies, tests and preclinical and clinical trials, including the related results and regulatory status, contained in the General Disclosure Package or the Final Prospectus are accurate in all material respects. The Company has not received any notices, correspondence or other communication from the FDA or other governmental agency requiring the termination or suspension of any clinical trials conducted by, or on behalf of, the Company or in which the Company has participated.
5. Certain Agreements of the Company. The Company covenants and agrees with the Placement Agent as follows:
     (a) Filing of Prospectuses. The Company has filed or will file each Prospectus (including the Pricing Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Placement Agent, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the date of this Agreement. The Company has complied and will comply with Rule 433.
     (b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Placement Agent of any proposal to amend or supplement the Registration Statement or any Prospectus until the completion of the purchase and sale of the Shares contemplated herein and will afford the Placement Agent a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Placement Agent promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
     (c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Shares is (or but for the exemption in Rule 172 under the Act would be) required to be delivered under the Act in connection with sales by the Company to any Purchasers (the “Prospectus Delivery Period”), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify the Placement Agent of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Placement Agent and, to the extent applicable, the dealers and any other dealers upon request of the Placement Agent, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Placement Agent’s consent to, nor the Placement Agent’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.
     (d) Furnishing of Prospectuses. The Company will furnish to the Placement Agent copies of the Registration Statement, including all exhibits, the Base Prospectus and Prospectus Supplement relating to the Shares, in each case as soon as available and in such quantities as the Placement Agent reasonably request. The Company will pay the expenses of printing and distributing to the Placement Agent all such documents.
     (e) Blue Sky Qualifications. The Company will arrange for the qualification of the Shares for sale under the laws of such jurisdictions as the Placement Agent designates and will continue such qualifications in effect so long as required for the distribution; provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction or take any action that would subject it to taxation in any such jurisdiction where it is not then so subject.
     (f) Reporting Requirements. During the period of five years after the date of the this Agreement, the Company will furnish to the Placement Agent as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Placement Agent (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Placement Agent may reasonably request; provided, however, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (or any successor system), it is not required to furnish such reports or statements to the Placement Agent.
     (g) Rule 158. The Company will make generally available to holders of its securities (including without limitation by publicly filing the same with the Commission) as soon as may be practicable, but in no event later than the Availability Date (as defined below), an earning statement (which need not be audited but shall be in reasonable detail) covering a period of 12 months commencing after the Effective Date that will satisfy the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations). For the purpose of the preceding sentence, “Availability Date” means the 40th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 75th day after the end of such fourth fiscal quarter.
     (h) Payment of Expenses. The Company will pay all reasonable and customary out-of-pocket expenses incident to the performance of its obligations under this Agreement, including but not limited to (i) any filing fees and other expenses (including reasonable fees and disbursements of counsel to the Placement Agent, provided that in no event shall the Company be obligated to pay such fees and disbursements in an amount greater than $5,000) incurred in connection with qualification of the Shares for sale under the laws of such jurisdictions as the Placement Agent may designate and the preparation and printing of memoranda relating thereto, (ii) any costs and expenses related to the review by FINRA of the Shares (including filing fees and the reasonable fees and disbursements of counsel for the Placement Agent relating to such review, provided that in no event shall the Company be obligated to pay such fees and disbursements of counsel for the Placement Agent in an amount greater than $10,000), (iii) any reasonable and documented travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Shares, (iv) fees and expenses incident to listing the Shares on any national and foreign exchanges, (v) fees and expenses in connection with the registration of the Shares under the Exchange Act, (vi) fees and reasonable and documented expenses incurred in distributing any Prospectuses (including any amendments and supplements thereto) to the Placement Agent and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, (vii) the reasonable and documented out-of-pocket expenses of the Placement Agent incurred in the performance of their duties hereunder, provided that in no event shall the Company be obligated to pay such expenses in an amount greater than $12,500 (collectively with all other reasonable and documented fees and expenses owed to the Placement Agent pursuant to this Section 5(h), the “Placement Agent Expenses”) and (viii) all other reasonable and documented costs and expenses incurred by the Company incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 5(h).
     (i) Use of Proceeds. The Company will use the net proceeds received in connection with any Offering of the Shares in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Prospectus and the Company does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of the Placement Agent.
     (j) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.
     (k) Restriction on Sale of Securities. The Company will cause each of its executive officers and directors designated by the Placement Agent to, enter into lock-up agreements with the Placement Agent in substantially the form attached as Exhibit C hereto to the effect that they will not, without the prior written consent of the Placement Agent, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares.
     (l) Compliance with Sarbanes-Oxley Act. The Company will comply in all material respects with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations.
6. Free Writing Prospectuses. The Company and the Placement Agent each represents and agrees that, unless it obtains the prior consent of the other, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Placement Agent, each of which is set forth Exhibit B-3 hereto, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
7. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
     (a) Accountants’ Comfort Letter. The Placement Agent shall have received the letter, dated the date hereof, of Eisner LLP, in substantially in the form attached as Exhibit D hereto and a “bring down” comfort letter dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent, to the effect that they reaffirm the statements made in the letter furnished as of the date hereof, except that the specified date referred to therein for carrying out of the procedures shall be no more no more than three days prior to the Closing Date.
     (b) Filing of Prospectus; No Stop Order; No Objection from FINRA. The Pricing Prospectus and the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Placement Agent, shall be contemplated by the Commission. FINRA shall not have raised any objection to the fairness and reasonableness of the placement agent terms and fees.
     (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company which, in the judgment of Needham, as the Placement Agent, is material and adverse and makes it impractical or inadvisable to market the Shares; (ii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls, the effect of which is such as to make it, in the judgment of the Placement Agent, impractical to market or to enforce contracts for the sale of the Shares, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (iv) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal or New York authorities; (vi) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Placement Agent, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Shares or to enforce contracts for the sale of the Shares.
     (d) Opinion of Counsel for the Company. The Placement Agent shall have received an opinion, dated as of the Closing Date, of Dreier LLP, counsel for the Company, in substantially in the form attached as Exhibit E hereto.
     (e) Opinion of Counsel for the Placement Agent. The Placement Agent shall have received from Choate, Hall & Stewart LLP, counsel for the Placement Agent, such opinion or opinions, dated as of Closing Date, with respect to such matters as the Placement Agent may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (f) Officer’s Certificate. The Placement Agent shall have received a certificate, dated the Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date in all material respects; no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and subsequent to the date of the most recent financial statements in the Pricing Prospectus and Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the Pricing Prospectus and Prospectus or as described in such certificate.
     (g) Lock-up Agreements. On or prior to the date hereof, the Placement Agent shall have received executed lockup letters substantially in the form of Exhibit C from each of the executive officers and directors of the Company and select stockholders of the Company as determined by the Placement Agent.
     (h) Subscription Agreements. The Company shall have entered into the Subscription Agreements with each of the Purchasers, and such agreements and shall be in full force and effect.
     (i) Additional Certificates. The Company shall have furnished to the Placement Agent such certificates, in addition to those specifically mentioned herein, as the Placement Agent may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement, the Pricing Prospectus and the Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Placement Agent.
     (j) Listing of Common Stock. The Shares shall have been accepted for listing on the Nasdaq Capital Market.
The Company will furnish the Placement Agent with such conformed copies of such opinions, certificates, letters and documents as the Placement Agent may reasonably request. The Placement Agent may in its sole discretion waive compliance with any conditions to the obligations of the Placement Agent under this Agreement.
8. Indemnification and Contribution.
     (a) Indemnification of Placement Agent. The Company will indemnify and hold harmless the Placement Agent, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement at any time, any Pricing Prospectus and any Prospectus as of any time, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein, it being understood and agreed that the only such information furnished by the Placement Agent consists of the information described as such in subsection (b) below.
     (b) Indemnification of Company. The Placement Agent will indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Placement Agent Indemnified Party”), against any losses, claims, damages or liabilities to which such Placement Agent Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement at any time, any Pricing Prospectus or any Prospectus as of any time, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Placement Agent Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not the Placement Agent Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that no such information has been furnished by the Placement Agent.
     (c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
     (d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other from the Offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Placement

Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Placement Agent shall not be required to contribute any amount in excess of the amount by which total compensation received by the Placement Agent in accordance with Section 2(e) exceeds the amount of any damages which the Placement Agent have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).
     (e) Control Persons. The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Placement Agent within the meaning of the Act; and the obligations of the Placement Agent under this Section shall be in addition to any liability which the Placement Agent may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.
9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Placement Agent, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If the sale and issuance of the Shares by the Company hereunder are not consummated for any reason, the Company will reimburse the Placement Agent for all out of pocket expenses reasonably incurred in connection with the Offering of the Shares in accordance with Section 5(h) hereof, and the respective obligations of the Company and the Placement Agent pursuant to Section 8 hereof shall remain in effect. In addition, if any Shares have been purchased under this Agreement and the Subscription Agreements, the representations and warranties in Section 4 hereof and all obligations under Section 5 hereof shall also remain in effect.
10. Notices. All communications hereunder will be in writing and, if sent to the Placement Agent, will be mailed, delivered or telegraphed and confirmed to Needham & Company, LLC, 445 Park Avenue, New York, NY 10022, Attention: Corporate Finance Department, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 3 West Main Street, Suite 201, Irvington, NY, Attention: Dr. Joseph V. Gulfo, Chief Executive Officer.
11. Successors. This Agreement will inure to the benefit of and be binding upon parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.
12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
13. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Placement Agent by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq Capital Market, or trading in securities generally on the Nasdaq Capital Market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Placement Agent is material and adverse and makes it impracticable or inadvisable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 13 shall be without liability on the part of (a) the Company to the Placement Agent, except that the Company shall be obligated to reimburse the expenses of the Placement Agent pursuant to Section 5(h) hereof, or (b) the Placement Agent to the Company.

14. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
     (a) No Other Relationship. The Placement Agent has been retained solely to act as Placement Agent in connection with the sale of Shares and that no fiduciary, advisory or agency relationship between the Company and the Placement Agent has been created in respect of any of the transactions contemplated by this Agreement, any Subscription Agreement or the Final Prospectus, irrespective of whether the Placement Agent have advised or are advising the Company on other matters;
     (b) Arm’s-Length Negotiations. The price of the Shares set forth in this Agreement was established by the Company following discussions and arm’s-length negotiations with the Placement Agent and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
     (c) Absence of Obligation to Disclose. The Company has been advised that the Placement Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Placement Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
     (d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Placement Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Placement Agent shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
15. Prior Agreements. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Placement Agent, with respect to the subject matter hereof.
16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of law principles thereof.
     The Company and the Placement Agent each hereby submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.
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     If the foregoing is in accordance with the Placement Agent’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Placement Agent in accordance with its terms.

Very truly yours, ELECTRO-OPTICAL SCIENCES, INC.
By:	/s/ Richard I. Steinhart
Name:	Richard I. Steinhart
Title:	VP & CFO

Signature Page to Placement Agency Agreement

     The foregoing Placement Agency Agreement is hereby confirmed and accepted as of the date first above written.

NEEDHAM & COMPANY, LLC
By:	/s/ Katina Dorton
Name:	Katina Dorton
Title:	Managing Director

Signature Page to Placement Agency Agreement

EXHIBIT A
Form of Subscription Agreement

EXHIBIT B-1
General Use Issuer Free Writing Prospectus (included in the General Disclosure Package)
EXHIBIT B-2
Other Information Included in the General Disclosure Package
EXHIBIT B-3
Permitted Free Writing Prospectus

EXHIBIT C
Form of Lock-Up Agreement

EXHIBIT D
Form of Accountants’ Comfort Letter

EXHIBIT E
Form of Opinion of Counsel for the Company